                                                                    Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in and incorporation by reference in this Registration Statement on Form S-3/A of PETsMART, Inc. of our report dated March 16, 2001 relating to the financial statements of PETsMART.com, Inc. (not included therein), which report appears in PETsMART, Inc.'s Current Report on Form 8-K/A dated June 25, 2002, as amended July 18, 2002. We also consent to the reference to us under the heading "Experts" in such registration statement.




/s/ PricewaterhouseCoopers LLP
Century City, California
July 18, 2002